      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2009.

                                                             FILE NO. 333-133701

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                       POST-EFFECTIVE AMENDMENT NO. 3 TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        HARTFORD LIFE INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

                                  CONNECTICUT

         (State or other jurisdiction of incorporation or organization)

                                   06-094148

                    (I.R.S. Employer Identification Number)

                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999

                    (Address of Principal Executive Office)

                            CHRISTOPHER M. GRINNELL
                        HARTFORD LIFE INSURANCE COMPANY
                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
                                 (860) 843-5445

               (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the date of this registration statement.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: /X/

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                     PART I

  THE GENERAL ACCOUNT OPTION                      [THE HARTFORD LOGO]
  UNDER GROUP VARIABLE ANNUITY CONTRACTS
  ISSUED BY HARTFORD LIFE INSURANCE COMPANY

    This Prospectus describes the General Account Option available under certain group variable annuity contracts (the "Contract" or "Contracts"). Hartford Life Insurance Company issues the Contracts with respect to its Separate Accounts known as Hartford Life Insurance Company DC Variable Account-I and Hartford Life Insurance Company Separate Account Two. This Prospectus must be accompanied by, and should be read together with, the prospectus for the Contract and the applicable Separate Accounts.

    We issue the Contracts in connection with Deferred Compensation Plans of tax-exempt and governmental employers. The Contract Owner can allocate Contributions, in whole or in part, to the General Account Option or to the Separate Accounts during the period before annuity payments start. Contributions allocated to the General Account Option become part of our company assets in our General Account. During the period before annuity payments start, we credit interest on Contract values allocated to the General Account Option at a rate of interest that is at least equal to the Guaranteed Interest Rate stated in the Contract. We can declare rates of interest from time to time that are greater than the Guaranteed Interest Rate.

    The Mortality, Expense Risk and Administrative charge applicable to Contract values in the Separate Accounts does not apply to the General Account Option. However, all other charges as described in the prospectus for the Contract and the Separate Accounts accompanying this Prospectus, including the Annual Maintenance Fee, Contingent Deferred Sales Charges, Transfer Fee and Charges for Premium Taxes, apply equally to Contract values held in the General Account Option.

    We generally process distributions and transfers from the General Account Option within a reasonable period of time after we receive a Participant request at our Administrative Office. We deduct applicable charges from distributions and transfers. Under certain conditions, transfers from the General Account Option may be limited or deferred. Distributions may be deferred or subject to a market value adjustment that could result in your receipt of less than the total of your Contributions.

    If you decide to become a Contract Owner or a Participant, you should keep this Prospectus for your records.

    This Prospectus is filed with the Securities and Exchange Commission. The Securities and Exchange Commission doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the Securities and Exchange Commission does these things may be guilty of a criminal offense.

    This Prospectus can also be obtained from the Securities and Exchange Commission's website (www.sec.gov).

    This group variable annuity contract IS NOT:

-   A bank deposit or obligation

-   Federally insured

-   Endorsed by any bank or governmental agency

--------------------------------------------------------------------------------


Prospectus Dated: May 1, 2009

                             AVAILABLE INFORMATION

                                    We are 2

    required by the Securities Exchange Act of 1934 to file reports and other information with the SEC. You may read or copy these reports at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain reports, proxy and information statements and other information about us at the SEC's website at: www.sec.gov.

    We filed a registration statement ("Registration Statement") relating to the Contracts offered by this prospectus with the SEC under the Securities Act of 1933. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement. For more information about the Contracts and us, you may obtain a copy of the Registration Statement in the manner set forth in the preceding paragraph.

    In addition, the SEC allows Hartford to "incorporate by reference" information that Hartford files with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. Hartford can disclose important information to you by referring you to those documents. Information that Hartford files with the SEC will automatically update and supercede the information in this prospectus.

    This prospectus incorporates by reference the following documents:


       (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as recast by our report on Form 8-K filed on April 30, 2009;



       (b) Our Quarterly Report on Form 10-Q for the period ended March 31, 2009; and


       (c) Until this offering has been completed, any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

    Statements in this prospectus, or in documents that we file later with the SEC and that legally become part of this prospectus, may change or supercede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.


    Hartford will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document. Requests for such copies should be directed to Hartford Life Insurance Company, Attn:
IPD/Retirement Plan Service Center, P.O. Box 1583, Hartford, Connecticut 06144-1583, telephone: 1-800-528-9009.

                               TABLE OF CONTENTS


SECTION                                                                PAGE
--------------------------------------------------------------------------------
SUMMARY                                                                   4
GLOSSARY OF SPECIAL TERMS                                                 5
INTRODUCTION                                                              6
THE GENERAL ACCOUNT OPTION                                                6
 A. The Accumulation Period                                               6
  1. Contributions                                                        6
  2. Guaranteed Interest Rates and Declared Interest Rates                6
  3. Participant Account Values                                           7
  4. Transfers from the General Account Option                            7
  5. Transfers to the General Account Option                              8
  6. Surrenders                                                           8
   (a) General                                                            8
   (b) Payment of Full or Partial Surrenders                              8
   (c) Contract Termination                                               9
  7. Experience Rating under the Contracts                                9
 B. Annuity Period                                                       10
INVESTMENTS BY HARTFORD                                                  10
HOW CONTRACTS ARE SOLD                                                   10
FEDERAL TAX CONSIDERATIONS                                               13
 A. Taxation of Hartford                                                 13
 B. Information Regarding Deferred Compensation Plans for State          13
  and Local Governments
HARTFORD LIFE INSURANCE COMPANY                                          13
LEGAL OPINIONS                                                           13
EXPERTS                                                                  13
APPENDIX A -- MARKET VALUE LUMP SUM OPTION                               14
APPENDIX B -- ADDITIONAL PAYMENTS                                        15


    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALES PERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON.

                                    SUMMARY

    This Prospectus describes the General Account Option under Contracts issued in connection with Deferred Compensation Plans of tax-exempt and governmental employers. We issue the Contracts with respect to our Separate Accounts known as Hartford Life Insurance Company DC Variable Account-I ("DC-I") and a series of Hartford Life Insurance Company Separate Account Two ("DC-II"). Contributions to the General Account Option become a part of our company assets in our General Account. Contributions to the Contracts can also be allocated to one or more variable Sub-Accounts of the Separate Accounts. "Sub-Accounts" are divisions of a Separate Account. The Contracts and the Separate Accounts are described in a separate prospectus accompanying this Prospectus. All such prospectuses should be read carefully and retained for future reference.

    We credit interest on Contributions to the General Account Option during the Accumulation Period. We establish specified Guaranteed Interest Rates for the first five calendar years (a "Five Year Guarantee Period") for Contributions received during the calendar year in which the Contract is issued (the "First Calendar Year"). Before the start of each calendar year following the First Calendar Year, we establish Guaranteed Interest Rates for a Five Year Guarantee Period for Contributions received in such following year. We establish Guaranteed Interest Rates annually after each Five Year Guarantee Period.

    We can establish Declared Interest Rates in excess of any Guaranteed Interest Rates from time to time. Declared Interest Rates can apply to some or all of the values under the General Account Option for periods of time that we determine. The rates of interest credited will affect Participant Account values (see "The General Account Option -- Participant Account Values") and are used to determine amounts payable upon termination of the Contracts. (See "Surrenders -- Contract Termination").

    Generally, we intend to invest the General Account assets attributable to the Contracts in investment grade securities. We have no specific formula for determining the rates of interest that we will establish as Declared Interest Rates or Guaranteed Interest Rates in the future. However, our determination generally will be affected by interest rates available on the types of debt instruments in which we intend to invest the proceeds attributable to the General Account Option. In addition, we can also consider various other factors in determining Declared and Guaranteed Interest Rates for a given period, including, regulatory and tax requirements; sales commission and administrative expenses borne by us; general economic trends; and competitive factors. (See "Investments by Hartford").

    During the Accumulation Period, the Contract Owner may allocate all or a portion of a Participant's Account value held under the General Account Option to one or more of the variable Sub-Accounts of the Separate Account. We do not deduct Contingent Deferred Sales Charges on such transfers. However, there are restrictions which may limit the amount that may be so allocated and transfers may be deferred in certain cases. (See, "Transfers from the General Account Option"). Distributions from the General Account Option are generally made within a reasonable period of time after a request is received and reflect the full value of Participant's Account values less applicable charges described in the Contract prospectus. However, under certain conditions, distributions may be deferred or subject to a market value adjustment. (See "Surrenders").

                           GLOSSARY OF SPECIAL TERMS

ACCUMULATION PERIOD: The period before the start of Annuity payments.

ACTIVE LIFE FUND: The sum of all Participant Account values under a Contract during the Accumulation Period.

ADMINISTRATIVE OFFICE: Located at 200 Hopmeadow Street, Simsbury, CT 06089. The mailing address for correspondence concerning this Contract is P.O. Box 1583, Hartford, CT 06144-1583, except for overnight or express mail packages, which should be sent to: Attention: IPD/Retirement Plan Service Center, 200 Hopmeadow Street, Simsbury, CT 06089.

ANNUITANT: The person on whose life Annuity payments are based.

ANNUITY: A series of payments for life or another designated period.

ANNUITY COMMENCEMENT DATE: The date we start to make Annuity payments to you.

ANNUITY PERIOD: The period during which we make Annuity payments to you.

CODE: The Internal Revenue Code of 1986, as amended.

COMMISSION: Securities and Exchange Commission.

CONTRACT OWNER: The Employer or entity owning the Contract.

CONTRACT YEAR: A period of 12 months beginning with the effective date of the Contract or with any anniversary of the effective date.

CONTRIBUTION(S): The amount(s) paid or transferred to us by the Contract Owner on behalf of Participants pursuant to the terms of the Contracts.

DATE OF COVERAGE: The date on which we receive the application on behalf of a Participant.

DECLARED INTEREST RATE(S): One or more rates of interest that we declare which will never be less than the Guaranteed Interest Rates and may apply to some or all of the Participant Account values allocated to the General Account Option for period(s) of time determined by us.

DEFERRED COMPENSATION PLAN: A plan established and maintained in accordance with the provisions of section 457 of the Code and the regulations issued thereunder.

EMPLOYER: A governmental or tax-exempt employer maintaining a Deferred Compensation Plan for its employees or other eligible persons.

GENERAL ACCOUNT: Our General Account that consists of all of our company assets.

GUARANTEED INTEREST RATE(S): The minimum rate(s) of interest to be credited on the General Account portion of the Active Life Fund, as set forth in the Contract.

HARTFORD (ALSO, "WE", "US" OR "OUR"): Hartford Life Insurance Company.

MARKET VALUE LUMP SUM OPTION: At Contract termination, a lump sum payment that is adjusted for the market value of the underlying assets as described under the formula under "The General Account Option -- The Accumulation Period -- Surrenders."

PARTICIPANT: A term used to describe, for record keeping purposes, any employee or other eligible person electing to participate in the Deferred Compensation Plan of the Employer/Contract Owner.

PARTICIPANT ACCOUNT: An account to which the General Account values and the Separate Account values held by the Contract Owner on behalf of Participant under the Contract are allocated.

PARTICIPANT'S CONTRACT YEAR: A period of twelve (12) months beginning with the Date of Coverage of a Participant and each successive 12-month period.

PLAN: The Deferred Compensation Plan of an Employer.

PREMIUM TAX: A tax charged by a state or municipality on premiums, purchase payments or Contract values.

SEPARATE ACCOUNTS: Our separate accounts called Hartford Life Insurance Company DC Variable Account-I ("DC-I") and Hartford Life Insurance Company Separate Account Two ("DC-II").

SURRENDER: Any partial or complete withdrawal of Contract values.

                                  INTRODUCTION

    This Prospectus sets forth information you should know before you purchase or become a Participant in the General Account Option under Contracts. This Prospectus describes only the parts of the Contracts relating to the General Account Option. The Contracts also contain certain variable Separate Accounts. The Contracts and the Separate Accounts are described in a separate prospectus that accompanies this Prospectus. Please read them together and retain them for your records.

                           THE GENERAL ACCOUNT OPTION

    The General Account Option is available under Contracts issued in connection with a Deferred Compensation Plan of an Employer. The Contracts provide for both an Accumulation Period and an Annuity Period. During the Accumulation Period, the Employer can make Contributions to the General Account Option. Those Contributions, and the interest credited thereon, become part of our General Account. During the Annuity Period, Fixed or Variable Annuities can be purchased with Participant Account values. The operation of the Contract during the Annuity Period is described in the Contract prospectus accompanying this Prospectus.


    THE GENERAL ACCOUNT IS SUBJECT TO THE COMPANY'S CLAIMS-PAYING ABILITY. INVESTORS MUST LOOK TO THE STRENGTH OF THE INSURANCE COMPANY WITH REGARD TO INSURANCE COMPANY GUARANTEES. OUR ABILITY TO HONOR ALL GUARANTEES UNDER THE CONTRACT IS SUBJECT TO OUR CLAIMS-PAYING CAPABILITIES AND/OR FINANCIAL STRENGTH.


A. THE ACCUMULATION PERIOD

    1. CONTRIBUTIONS

    Contract Owners and Participants may allocate Contributions and Contract values to the General Account Option.

    2. GUARANTEED INTEREST RATES AND DECLARED INTEREST RATES

    We credit interest on Contributions to the General Account Option during the Accumulation Period. We establish specified Guaranteed Interest Rates for the first five calendar years (a "Five Year Guarantee Period") for Contributions received during the calendar year in which the Contract is issued (the "First Calendar Year"). Before the start of each calendar year following the First Calendar Year, we establish Guaranteed Interest Rates for a Five Year Guarantee Period for Contributions received in such following year. The Guaranteed Interest Rates for a Five Year Guarantee Period may not be the same in each year.

    After each Five Year Guarantee Period, we establish Guaranteed Interest Rates annually (a "One Year Guarantee Period"). These one-year Guaranteed Interest Rates commence automatically at the end of a Five Year Guarantee Period and at the end of each subsequent One Year Guarantee Period. All Guaranteed Interest Rates and Declared Interest Rates are effective annual rates after taking into account daily compounding of interest.

    The following example is for illustrative purposes only. It contains hypothetical rates of interest. Actual Guaranteed Interest Rates for any given time may be more or less than those illustrated.

- Example: A Contract is issued on July 1, in Year 1. At issue, we set the Guaranteed Interest Rates for calendar Years 1 through 5 as follows:

                        HYPOTHETICAL
                          RATES OF
   CALENDAR YEAR          INTEREST
---------------------------------------
       Year 1                 5.00%
       Year 2                 4.75%
       Year 3                 4.50%
       Year 4                 4.25%
       Year 5                 4.00%

    Assume that we receive Contributions of $1,000 during Year 1 and that we receive Contributions of $1,500 during Year 2. We will credit the Year 1 Contributions of $1,000 with interest at a rate of at least 5.00% (i.e., the Guaranteed Interest Rate for Year 1) for Year 1. During Year 2, we will credit the Year 1 Contributions, along with the interest credited from Year 1, with interest at a rate of at least 4.75% per year. Similarly, for calendar Years 3, 4 and 5, we will credit the Year 1 Contributions, along with the interest credited from prior years, with interest at a rate of at least 4.50%, 4.25% and 4.00% per year respectively. At the end of Year 5, we will set a one-year Guaranteed Interest Rate for Year 6. We will follow this procedure for setting a one-year Guaranteed Interest Rate for each subsequent year.

    At the end of Year 1, we will set the Guaranteed Interest Rates for calendar Years 2 through 6 for the Contributions of $1,500 received in Year 2. At the end of Year 6 and annually thereafter, we will set one-year Guaranteed Interest Rates for the Year 2 Contributions of $1,500 along with the interest that was credited on the $1,500 in prior years.

    We will follow the same procedure for contributions received in Year 3 and later. At the end of each calendar year, we will set Guaranteed Interest Rates for each of the next five calendar years for the following year's Contributions. At the end of each Five Year Guarantee Period for a particular year's contributions, we will establish one-year Guaranteed Interest Rates annually.

    We can establish Declared Interest Rates in excess of any Guaranteed Interest Rates from time to time. Declared Interest Rates can apply to some or all of the values under the General Account Option for periods of time that we determine. For example, we could determine to declare an interest rate in excess of the otherwise applicable Guaranteed Interest Rate(s) for a nine month period, and applicable only to Participant Account values attributable to Contributions received in a particular time period. The rates of interest credited will affect Participant Account values (See "Participants Account Values") and are used to determine amounts payable upon termination of the Contracts (See "Surrenders -- Contract Termination"). We will provide the Contract Owner with written notification of the Declared Interest Rate and the values to which the Declared Interest Rate will apply.

    We have no specific formula for determining the rates of interest that we will establish as Declared Interest Rates or Guaranteed Interest Rates in the future. However, our determination generally will be affected by interest rates available on the types of debt instruments in which we intend to invest the proceeds attributable to the General Account Option. In addition, we can also consider various other factors in determining Declared and Guaranteed Interest Rates for a given period, including, regulatory and tax requirements; sales commission and administrative expenses borne by us; general economic trends; and competitive factors. (See, "Investments by Hartford"). WE WILL MAKE THE FINAL DETERMINATION AS TO ANY DECLARED INTEREST RATES AND ANY GUARANTEED INTEREST RATES IN EXCESS OF THE CONTRACTUALLY GUARANTEED RATE. WE CANNOT PREDICT NOR CAN WE GUARANTEE THE RATES OF ANY FUTURE DECLARED INTEREST OR GUARANTEED INTEREST RATES IN EXCESS OF THE CONTRACTUALLY GUARANTEED RATE.

    3. PARTICIPANT ACCOUNT VALUES

    We credit interest on Participant Account values held under the General Account Option at rates at least equal to the applicable Guaranteed Interest Rates. We allocate Contributions to Participant Accounts, and begin crediting interest as of the date we receive the Contribution at our Administrative Office. We credit interest to Participant Account values daily.

    4. TRANSFERS FROM THE GENERAL ACCOUNT OPTION

    The Contract Owner may transfer Participant Account values held in the General Account Option to one or more of the Sub-Accounts of the Separate Accounts under the Contract. The charges for transfers are described in the prospectus for the Contracts which accompanies this Prospectus. We do not deduct Contingent Deferred Sales Charges when a transfer is made to the Separate Accounts.

    All transfers are made on a last in, first out basis. This means the portion of a Participant Account attributable to older Contributions or transfers will be transferred only after the portion attributable to the most recent Contribution or transfer has been transferred.

    The right to transfer Contract values is subject to our right to limit any such transfer in any calendar year, to one-sixth (1/6) of the Participant Account value under the General Account Option under the Contract as of the end of the preceding calendar year. (See "Surrenders").

    Transfers of assets presently held in the General Account Option, or that were held in the General Account Option at any time during the preceding three month period to the Hartford Money Market HLS Sub-Account are prohibited. Similarly, transfers of assets presently held in the Hartford Money Market HLS Sub-Account or which were held in such Sub-Account or the General Account Option during the preceding three months, to the General Account Option are prohibited.

    5. TRANSFERS TO THE GENERAL ACCOUNT OPTION

    You can transfer Participant Account values from a Separate Account to the General Account Option at any time. The charges for transfers are described in the Contract prospectus that accompanies this Prospectus. We do not deduct Contingent Deferred Sales Charges when a transfer is made. We will treat such transfers like Contributions to the General Account Option on the date of such transfer.

    6. SURRENDERS

     (A) GENERAL

    Subject to the termination provisions described below, the Contract Owner can request a full or partial Surrender of Participant Account values, less any Contingent Deferred Sales Charge, at any time. However, if the sum of all Surrenders and transfers from the General Account Option in a calendar year, including the currently requested Surrender, exceeds one-sixth (1/6) of the aggregate values held in the General Account Option under the Contract at the end of the preceding calendar year, we reserve the right to defer Surrenders in excess of the limit to the next calendar year. At such time, unless we are directed in writing otherwise, deferred Surrenders will be made in the order originally received up to the limit, if applicable. We will use this method until all Surrenders have been satisfied.

     (B) PAYMENT OF FULL OR PARTIAL SURRENDERS (PARTICIPANT ACCOUNT ONLY)

    In the event of a partial Surrender of a Participant's Account, we will pay the requested value less any applicable Contingent Deferred Sales Charge. We will make all partial Surrenders of a Participant Account on a last in, first out basis. This means the portion of your Participant Account attributable to your most recent Contribution (or transfer) will be Surrendered first. In the event of a full Surrender of a Participant Account, we will pay the account value less any applicable Premium Tax not previously deducted, the Annual Maintenance Fee and applicable Contingent Deferred Sales Charges.

    CONTINGENT DEFERRED SALES CHARGES: We deduct a Contingent Deferred Sales Charge ("Sales Charge") from Surrenders of or from the Contract. THE AMOUNT OF THE SALES CHARGE DEPENDS ON THE SALES CHARGE SCHEDULE IN THE CONTRACT. THERE ARE FOUR SEPARATE GROUP VARIABLE ANNUITY CONTRACTS WITH DIFFERENT SALES CHARGE SCHEDULES, AS SHOWN BELOW. THE SALES CHARGE UNDER EACH DEPENDS ON the number of Participant's Contract Years completed with respect to a Participant's Account before the Surrender. The Sales Charge is a percentage of the amount Surrendered.

PARTICIPANT'S CONTRACT YEARS                          SALES CHARGE
--------------------------------------------------------------------
During the First through the Eighth Year                    5%
During the Ninth through Fifteenth Year                     3%
During the Sixteenth Year and thereafter                    0%

PARTICIPANT'S CONTRACT YEARS                          SALES CHARGE
--------------------------------------------------------------------
During the First through the Sixth Year                     7%
During the Seventh through Twelfth Year                     5%
During the Thirteenth Year and thereafter                   0%

PARTICIPANT'S CONTRACT YEARS                          SALES CHARGE
--------------------------------------------------------------------
During the First through the Sixth Year                     5%
During the Seventh through Eight Year                       4%
During the Ninth through Tenth Year                         3%
During the Eleventh through Twelfth Year                    2%
During the Thirteenth Year and thereafter                   0%

PARTICIPANT'S CONTRACT YEARS                          SALES CHARGE
--------------------------------------------------------------------
During the First through the Second Year                    5%
During the Third through Fourth Year                        4%
During the Fifth Year                                       3%
During the Sixth Year                                       2%
During the Seventh Year                                     1%
During the Eighth Year and thereafter                       0%

    We may reduce the amount or term of the Sales Charge (see "Experience Rating under the Contracts"). Please consult the prospectus for the related group variable annuity contract and the Separate Account for applicable Sales Charges.

     (C) CONTRACT TERMINATION (CONTRACT OWNERS ONLY)

    If the Contract Owner requests a full Surrender of the Contract or of all Contract values held in the General Account Option, the Contract Owner may select one of the two optional methods of payment, as described below. The terms utilized have the following meanings:

i     =    the rate of interest (expressed as a percent, e.g. .05 = 5%) to be credited, subject to a minimum rate of 0% and a maximum rate of B%.
A     =    The weighted average interest rate (expressed as a decimal, e.g. 1% =
           .01) being credited under the General Account Option as of the date of termination.
B     =    The average yield (expressed as decimal, e.g. 1% = .01) for the month prior to the date of termination of the higher of the Salomon
           Brothers weekly index of new Long Term Public Utilities rated Aa by
           Moody's Investors Services, Inc. and the Salomon Brothers weekly
           Index of Current Coupon 30 year Federal National Mortgage Association
           Securities, or their equivalents.

    (i) BOOK VALUE SPREAD OPTION (PERIODIC PAYMENT NOT TO EXCEED FIVE YEARS):

    Under this option, we will pay an amount equal to the Contract values held in the General Account Option less applicable Premium Taxes, any Annual Maintenance Fee and applicable Sales Charges. We reserve the right to make such payment in level annual installments over a period not to exceed five years from the date of the request, in which event interest will be credited on the unpaid balance at a rate per annum produced by the following formula:

                             i = (A - 2(B - A)) - .005

- Example: If A = 6% and B = 7%, then interest on the unpaid balance would be paid at a rate of (.06 - 2(.07 - .06)) - .005 or 3.5%

    This formula may result in an interest rate that is less than the weighted average interest rate being credited under the General Account Option as of the date of termination.

    (ii) MARKET VALUE LUMP SUM OPTION:

    Under this option, we will pay a lump sum amount equal to the Contract values held in the General Account Option, less any applicable Sales Charges, Annual Maintenance Fee, and Premium Taxes multiplied by the appropriate market value factor. The amount payable on Surrender may be adjusted down by application of the market value adjustment. This market value factor is determined as follows:

    (a) if B is greater than A, the market value factor equals 1 - (6(B - A)) or,

    (b) if A is greater than B, the market value factors equals 1.00

- Example: If A = 7% and B = 9%, then the market value factor would be 1 - (6(.09 - .07)) = .88.

    Under this option, it is possible that the amount payable on surrender would be more or less than your contribution(s).

    Additional examples of both optional methods of payment are contained in Appendix A.

    7. EXPERIENCE RATING UNDER THE CONTRACTS:

    We may apply experience credits under a Contract based on investment, administrative, mortality or other factors, including, but not limited to (1) the total number of Participants, (2) the sum of all Participants' Account values, (3) the allocation of Contract values between the General Account and the Separate Accounts under the Contract, (4) present or anticipated levels of Contributions, distributions, transfers, administrative expenses or commissions, and (5) whether we are the exclusive annuity contract provider. Experience credits can take the form of a reduction in the deduction for mortality, expense risk and administrative undertakings, a reduction in the term or amount of any applicable Sales Charges, an increase in the rate of interest credited under the Contract, a payment to be allocated as directed by the Contract Owner, or any combination of the foregoing. We may apply experience credits either prospectively or retrospectively. We may apply and allocate experience credits in such manner as we deem appropriate. Any such credit will not be unfairly discriminatory against any person, including the affected Contract Owners or Participants. Experience credits have been given in certain cases. Participants in Contracts receiving experience credits will receive notification regarding such credits. Experience credits may be discontinued at our sole discretion in the event of a change in applicable factors.

B. ANNUITY PERIOD

    We will normally make payments within 15 business days after we have received a claim for settlement or any other later specified date. We will make subsequent annuity payments on the anniversaries of the first payment.

    The prospectus for the Contract and the Separate Account(s) accompanying this Prospectus more fully describes the Annuity Period and the Annuity Payment Options under the Contracts.

                            INVESTMENTS BY HARTFORD

    Assets of Hartford must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

    Contract reserves will be accounted for in a non-unitized separate account. Contract Owners have no priority claims on assets accounted for in this separate account. All assets of Hartford, including those accounted for in this separate account, are available to meet the guarantees under the Contracts and are available to meet the general obligations of Hartford.

    Nonetheless, in establishing Guaranteed Rates and Declared Rates, Hartford intends to take into account the yields available on the instruments in which it intends to invest the proceeds from the Contracts. (See "Guaranteed Interest Rates and Declared Interest Rates"). Hartford's investment strategy with respect to the proceeds attributable to the Contracts will generally be to invest in investment-grade debt instruments having durations tending to match the applicable Guarantee Periods.

    Investment-grade debt instruments in which Hartford intends to invest the proceeds from the Contracts include:

       - Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

       - Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

       - Other debt instruments, including, but not limited to, issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's Investors Services, Inc. or Standard & Poor's Corporation are deemed by Hartford's management to have an investment quality comparable to securities which may be purchased as stated above.

    While the foregoing generally describes our investment strategy with respect to the proceeds attributable to the Contracts, we are not obligated to invest the proceeds attributable to the Contract according to any particular strategy, except as may be required by Connecticut and other state insurance laws.

                             HOW CONTRACTS ARE SOLD

    We have entered into a distribution agreement with our affiliate Hartford Securities Distribution Company, Inc. ("HSD") under which HSD serves as the principal underwriter for the Contracts, which are offered on a continuous basis. HSD is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer and is a member of the FINRA. The principal business address of HSD is the same as ours. PLANCO Financial Services, Inc., a subsidiary of Hartford Life Insurance Company, provides marketing support for us. Woodbury Financial Services, Inc. is another affiliated broker-dealer that sells this Contract.


    HSD has entered into selling agreements with affiliated and unaffiliated broker-dealers, and financial institutions ("Financial Intermediaries") for the sale of the Contracts. We pay compensation to HSD for sales of the Contracts by Financial Intermediaries. HSD, in its role as principal underwriter, did not retain any underwriting commissions for the fiscal year ended December 31, 2008. Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of Financial Intermediaries ("Registered Representatives").

    We list below types of arrangements that help to incentivize sales people to sell our products. These types of arrangements could be viewed as creating conflicts of interest.

    Financial Intermediaries receive commissions (described below under "Commissions"). Certain selected Financial Intermediaries also receive additional compensation (described below under "Additional Payments"). All or a portion of the payments we make to Financial Intermediaries may be passed on to Registered Representatives according to a Financial Intermediaries' internal compensation practices.

    Affiliated broker-dealers also employ individuals called "wholesalers" in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value.

COMMISSIONS

    For individual and group Contracts, up front commissions paid to Financial Intermediaries generally range from 1% to up to 7% of each Premium Payment you pay for your Contract. We may pay a lower commission for sales to people over age 80.

    Commission arrangements vary from one Financial Intermediary to another. We are not involved in determining your Registered Representative's compensation. Under certain circumstances, your Registered Representative may be required to return all or a portion of the commissions paid.

    Check with your Registered Representative to verify whether your account is a brokerage or an advisory account. Your interests may differ from ours and your Registered Representative (or the Financial Intermediary with which they are associated). Please ask questions to make sure you understand your rights and any potential conflicts of interest. If you are an advisory client, your Registered Representative (or the Financial Intermediary with which they are associated) can be paid both by you and by us based on what you buy. Therefore, profits, and your Registered Representative's (or their Financial Intermediary's) compensation, may vary by product and over time. Contact an appropriate person at your Financial Intermediary with whom you can discuss these differences.

ADDITIONAL PAYMENTS


    Subject to FINRA and Financial Intermediary rules, we (or our affiliates) also pay the following types of fees to among other things encourage the sale of this Contract. These additional payments could create an incentive for your Registered Representative, and the Financial Intermediary with which they are associated, to recommend products that pay them more than others, which may not necessarily be to your benefit.



ADDITIONAL
PAYMENT TYPE                                                     WHAT IT'S USED FOR
-----------------------------------------------------------------------------------------------------------------------
Access                        Access to Registered Representatives and/or Financial Intermediaries such as one-on-one wholesaler visits or attendance at national sales meetings or similar events.
Gifts & Entertainment         Occasional meals and entertainment, tickets to sporting events and other gifts.
Marketing                     Joint marketing campaigns and/or Financial Intermediary event advertising/participation;
                              sponsorship of Financial Intermediary sales contests and/or promotions in which participants (including Registered Representatives) receive prizes such as travel awards, merchandise and recognition; client generation expenses.
Marketing Expense Allowances  Pay Fund related parties for wholesaler support, training and marketing activities for certain Funds.
Support                       Sales support through such things as providing hardware and software, operational and systems integration, links to our website from a Financial Intermediary's websites;
                              shareholder services (including sub-accounting sponsorship of Financial Intermediary due diligence meetings; and/or expense allowances and reimbursements.
Training                      Educational (due diligence), sales or training seminars, conferences and programs, sales and service desk training, and/or client or prospect seminar sponsorships.
Visibility                    Inclusion of our products on a Financial Intermediary's "preferred list"; participation in, or visibility at, national and regional conferences; and/or articles in Financial
                              Intermediary publications highlighting our products and services.
Volume                        Pay for the overall volume of their sales or the amount of money investing in our products.

    For individual and group Contracts, as of December 31, 2008, we have entered into ongoing contractual arrangements to make Additional Payments to the following Financial Intermediaries for our entire suite of variable annuities:



    AIG Advisors Group, Inc., (Advantage Capital, AIG Financial Advisors, American General, FSC Securities Corporation, Royal Alliance Assoc., Inc.), Allen & Company, AMTrust Investment Svcs Inc., Associated Securities, Banc of America Investment Services Inc., Bancwest Investment Services, Inc., Cadaret, Grant & Co., Inc., Cambridge Investment Research Inc., Capital Analyst Inc., Centaurus Financial, Inc., CCO Investment Services Corp., Citigroup, Inc. (various divisions and affiliates), Comerica Securities, Commonwealth Financial Network, Compass Brokerage, Inc., Crown Capital Securities, L.P., Cuna Brokerage Services, Inc., Cuso Financial Services, L.P., Edward D. Jones & Co., L.P., FFP Securities, Inc., First Allied Securities, Inc., First Citizens Investor Services, First Montauk Securities Corp., First Tennessee Brokerage Inc., Frost Brokerage Services, Inc., Great American Advisors, Inc., H. Beck, Inc., H.D. Vest Investment Services (subsidiary of Wells Fargo & Company), Harbour Investments, Inc., Heim & Young Securities, Huntington Investment Company, Independent Financial Group LLC, Infinex Financial Group, ING Advisors Network, (Financial Network Services (or Investment) Corp., ING Financial Partners, Multi-Financial Securities, Primevest Financial Services, Inc.,), Inter-Securities Inc., Investacorp, Inc., Investment Professionals, Inc., Investors Capital Corp., J.J.B. Hilliard, James T. Borello & Co., Janney Montgomery Scott, Inc., Jefferson Pilot Securities Corporation, Key Investment Services, LaSalle Financial Services, Inc., Lincoln Financial Advisors Corp. (marketing name for Lincoln National Corp.), Lincoln Financial Securities Corp., Lincoln Investment Planning, LPL Financial Corporation, M&T Securities, Inc., Merrill Lynch Pierce Fenner & Smith, MML Investor Services Inc., Morgan Keegan & Company, Inc., Morgan Stanley & Co., Inc. (various divisions and affiliates), Mutual Service Corporation, NatCity Investments, National Planning Holdings (Invest Financial Corp., Investment Centers of America, Inc., National Planning Corp., SII Investments, Inc.), Newbridge Securities Corp., NEXT Financial Group, Inc., NFP Securities, Inc., Pension Planners Securities, Inc., Prime Capital Services, Inc., Prospera Financial Services, Inc., Raymond James & Associates, Inc., Raymond James Financial Services, RBC Capital Markets., Robert W. Baird & Co. Inc., Rogan & Associates, Securities America, Inc., Sigma Financial Corporation, Sorrento Pacific, Stifel Nicolaus & Company, Incorporated, Summit Brokerage Services Inc., Sun Trust Bank, TFS Securities, Inc., The Investment Center, Inc., Thurston, Springer, Miller, Herd & Titak, Inc., Triad Advisors, Inc., U.S. Bancorp Investments, Inc., UBOC Investment Services, Inc. (Union Bank of California, N.A.), UBS Financial Services, Inc., Uvest Financial Services Group Inc., Vanderbilt Securities, LLC, Wachovia Securities, LLC (various divisions), Walnut Street Securities, Inc., Waterstone Financial Group, Wells Fargo Brokerage Services, L.L.C., WaMu Investments, Inc., Woodbury Financial Services, Inc. (an affiliate of ours).



    Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing.



    For individual and group Contracts, as of December 31, 2008, we have entered into arrangements to pay Marketing Expense Allowances to the following Fund Companies (or affiliated parties) for our entire suite of variable annuities:
AIM Advisors, Inc., AllianceBernstein Variable Products Series Funds & Alliance Bernstein Investment Research and Management, Inc., American Variable Insurance Series & Capital Research and Management Company, Franklin Templeton Services, LLC, Oppenheimer Variable Account Funds & Oppenheimer Funds Distributor, Inc., Putnam Retail Management Limited Partnership. Marketing Expense Allowances may vary based on the form of Contract sold and the age of the purchaser. We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify you whether any Financial Intermediary is or should be included in any such listing. You are encouraged to review the prospectus for each Fund for any other compensation arrangements pertaining to the distribution of Fund shares.



    For individual and group Contracts, for the fiscal year ended December 31, 2008, Additional Payments did not in the aggregate exceed approximately $55.8 million (excluding corporate-sponsorship related perquisites and Marketing Expense Allowances) or approximately 0.06% of average total individual variable annuity assets. Marketing Expense Allowances for this period did not exceed $7.9 million or approximately 0.25% of the Premium Payments invested in a particular Fund during this period.



    Financial Intermediaries that received Additional Payments in 2008, but do not have an ongoing contractual relationship, are listed in Appendix B.

                           FEDERAL TAX CONSIDERATIONS

A. TAXATION OF HARTFORD

    Hartford is taxed as a life insurance company under Subchapter L of Chapter 1 of the Internal Revenue Code of 1986, as amended. The assets underlying the General Account Option under the Contracts will be owned by Hartford. The income earned on such assets will be Hartford's income.

B. INFORMATION REGARDING DEFERRED COMPENSATION PLANS FOR STATE AND LOCAL GOVERNMENTS

    The tax treatment of Contributions and distributions is briefly described in the accompanying prospectus for the Contract.

                        HARTFORD LIFE INSURANCE COMPANY


    Hartford Life Insurance Company is a stock life insurance company engaged in the business of writing life insurance and annuities, both individual and group, in every state as well as the District of Columbia. We were originally incorporated under the laws of Massachusetts on June 5, 1902, and subsequently redomiciled to Connecticut. Our offices are located in Simsbury, Connecticut; however, our mailing address is P.O. Box 1583, Hartford, CT 06144-1583. We are ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.


                                 LEGAL OPINIONS

    The validity of the interests in the Contracts described in this Prospectus will be passed upon for Hartford by Christopher M. Grinnell, Assistant General Counsel and Assistant Vice President of Hartford.

                                    EXPERTS


    The consolidated financial statements, and the related financial statement schedules for the year ended December 31, 2008, incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated April 30, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 11, 2009 (April 29, 2009 as to the effects of the change in reporting entity structure and the retrospective adoption of FASB Statement No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, described in Note 1) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting and reporting for the fair value measurement of financial instruments in 2008), which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



    With respect to the unaudited interim financial information for the periods ended March 31, 2009 and 2008 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                   APPENDIX A
                          MARKET VALUE LUMP SUM OPTION

     If A is greater than B, the Market Value Adjustment factor equals 1.

     If B is greater than A, the Market Value Adjustment factor equals 1 - (6(B
     - A))

-   WHERE:

A      =    The weighted average interest rate (expressed as a decimal, e.g., 1%
            = .01) being credited under the General Account Option as of the date of termination.
B      =    The average yield (expressed as a decimal, e.g. 1% = .01) for the month prior to the date of termination of the higher of the Salomon
            Brothers weekly index of new Long Term Public Utilities rated Aa by
            Moody's Investors Service, Inc. and the Salomon Brothers weekly
            Index of Current Coupon 30 year Federal National Mortgage
            Association Securities, or the equivalents of such indices.

BOOK VALUE SPREAD OPTION

    Interest to be credited on unpaid balance ("i") equals (A - 2(B - A)) - ..005, where A and B are defined as above.

-   Examples of Contract Termination:

     (Assuming a 5% Contingent Deferred Sales Charge, and no Policy Fees or Premium Taxes are applicable)

                                                                            INTEREST RATE                 ACTIVE LIFE FUND
                                                                             CREDITED TO                  ATTRIBUTABLE TO
                                                                            CONTRIBUTIONS                  CONTRIBUTIONS
                                                                       DEPOSITED IN THE GIVEN          DEPOSITED IN THE GIVEN
                                                                            CALENDAR YEAR                  CALENDAR YEAR
---------------------------------------------------------------------------------------------------------------------------------
1992                                                                             6.00%                          $300,000
1993                                                                             6.50%                           600,000
1994                                                                             7.00%                           700,000
                                                                                                            ------------
TOTAL                                                                            6.63%  *                     $1,600,000

* Total = the weighted average interest rate being credited on the date of termination ("A"), calculated as follows:

    300,000 x .06 + 600,000 x .065 + 700,000 x .07
-------------------------------------------------------
              300,000 + 600,000 + 700,000                = .0663 = 6.63%

    At termination, the book value of the General Account Option portion of the Active Life Fund would be $1,600,000. This amount is reduced by Contingent Sales Charges of 5%, or $80,000. The remaining $1,520,000 would be payable under either Option 1 (Book Value Spread Option) or Option 2 (Market Value Lump Sum Option.)

-   Example 1

B     =    .09

     If the Book Value Spread Option is selected, the Book Value Spread rate of interest would equal 1.39% (.0663 - 2(.09 - .0663)) - .005 = .0139). The
     Contract Owner would receive six annual payments (beginning immediately) of $262,153.80.

     If the Market Value Lump Sum Option is selected, the Market Value Factor is 1 - (6(.09 - .0663)) = .8578 and the payout would be $1,520,000 x .8578 =
     $1,303,856.

-   Example 2

B     =    .06

     If the Book Value Spread Option is selected, the Book Value Spread rate of interest would equal 7% (the maximum value of i) and the Contract Owner would receive six annual payments (beginning immediately) of $298,027.68.

     If the Market Value Lump Sum Option is selected, the Market Value factor would be 1 and the amount payable to the Contract Owner upon termination of the Contract would be $1,520,000.

     The assessment of Policy Fees, if any, will reduce the amount payable to the Contract Owner upon termination of the contract.

                              ADDITIONAL PAYMENTS



    As stated earlier in this prospectus, we (or our affiliates) pay Additional Payments to Financial Intermediaries. In addition to the Financial Intermediaries listed in the prospectus with whom we have an ongoing contractual arrangement to make Additional Payments, listed below are all Financial Intermediaries that received Additional Payments in 2008 of items such as sponsorship of meetings, education seminars, and travel and entertainment, whether or not an ongoing contractual relationship exists.

    A.G. Edwards & Sons, Inc., Abacus Investments, Inc., ABD Financial Services, Inc., Access Financial Group, Inc., Access Investments, Inc., Acument Securities, Inc., Addison Avenue Federal Credit Union, ADP Broker-Dealer, Inc., Advanced Advisor Group, Advanced Equities, Inc., Advantage Capital Corp., Advisory Group Equity Services Ltd., AFA Financial Group, LLC., Affinity Bank, AFS Brokerage, Inc., AIG Equity Sales Corp., AIG Financial Advisors, AIG Retirement Advisors, Inc., AIM Distributors, Inc., Aim Investments, Alamo Capital, All Nevada Insurance, Allegacy Federal Credit Union, Allegheny Investments Ltd., Allen & Co. of Florida, Inc., Alliance Bank, AllianceBernstein, AllianceBernstein Investment Research, AllState Financial Services, LLC., Altura Credit Union, AMCORE Bank, NA., Amcore Investment Services, Inc., American Bank, NA., American Classic Securities, American Funds & Trusts, Inc., American General Securities Inc., American Heritage Federal Credit Union, American Independent Securities Group, American Independent Securities, Inc., American Investors Company, American Investors Group, American Municipal Securities, Inc., American Portfolios Financial Services, American Securities Group, Inc., American Trust & Savings Bank, Ameriprise Financial Services, Inc., Ameritas Investment Corp., Ameritrade, Inc., Ames Community Bank, Amsouth Bank, Amsouth Investment Services, AmTrust Bank, Amtrust Investment Services, Inc., Anchor Bank, Anderson & Strudwick, Inc., Andrew Garrett, Inc., Arlington Securities, Inc., Arrowhead Central Credit Union, Arvest Asset Management, Arvest Bank, Ascend Financial Services, Inc., Askar Corp., Asset Management Securities Corp., Associated Bank, NA., Associated Financial Services, Inc., Associated Investment Services, Inc., Associated Securities Corp., Astoria Federal Savings & Loan Association, Atlantic Securities, Inc., Avisen Securities, Inc., AXA Advisors, LLC., Ayre Investments, B.B. Graham & Co., B.C. Ziegler and Company, Banc of America Investment Services, Inc., Bancnorth Investment Group, Inc., Bancorpsouth Investment Services, Inc., BancWest Investment Services, Inc., Bank of Albuquerque, NA., Bank of America, Bank of Clarendon, Bank of Clarke County, Bank of Stockton, Bank of Texas, Bank of the Commonwealth, Bank of the South, Bank of the West, Bankers & Investors Co., Bankers Life and Casualty, Banknorth, BankUnited, FSB, BankWest, Inc., Bannon, Ohanesian & Lecours, Inc., Banorte Securities, Banorte Securities International, Bates Securities, Inc., BB&T Investment Services, Inc., BCG Securities, Inc., Beaconsfield Financial Services., Inc., Benchmark Investments, Inc., Beneficial Investment Services, Bernard Herold & Co., Inc., Berthel, Fisher & Co. Financial Services, Inc., Bethpage Federal Credit Union, BI Investments, LLC., Bodell Overcash Anderson & Co., Boeing Employees Credit Union, BOSC, Inc., Brecek & Young Advisors, Inc., Brighton Securities Corp., Britton & Koontz Bank, N.A., Broad Street Securities, Inc., Broker Dealer Financial Services Corp., Brokersxpress LLC., Brookstone Securities, Inc., Brookstreet Securities Corp., Brown Advisory Securities Inc., Brown, Lisle/Cummings, Inc., Bruce A Lefavi Securities, Inc., Busey Bank, Butler, Wick & Co., Inc., C.R.I. Securities, Inc., Cadaret, Grant & Co., Inc., California Bank & Trust, California Credit Union, California National Bank, Calton & Associates, Inc., Cambridge Investment Research, Inc., Cambridge Legacy Sec., LLC., Cambridge State Bank, Cantella & Co., Inc., Capital Analysts, Inc., Capital Bank, Capital Brokerage Corporation, Capital Choice, Capital City Bank, Capital Financial Services, Inc., Capital Growth Resources, Capital Investment Group, Inc., Capital Investment Services, Inc., Capital One Investments Services, LLC., Capital Securities Investment Corp., Capital Securities Management, Capital Select Investments Corp., Capital Wealth Advisors, Inc., Capital West Securities, Inc., CapitalBank, Capitol Federal Savings Bank, Capitol Securities Management, Inc., Carolina First Bank, Carolinas Investment Consulting LLC., Cary Street Partners, LLC., Cascade Investment Group, Inc., CCF Investments, Inc., CCO Investment Services Corp., Centaurus Financial, Inc., Centennial Securities Co., Inc., Central State Bank, Central Virginia Bank, Century National Bank, Century Securities Associates, Inc., CFD Investments, Inc., Chapin, Davis, Charles Schwab, Chase Investments Services Corp., Chemical Bank West, Chevy Chase Financial Services, CIBC World Markets Corp., Citadel Federal Credit Union, Citi Bank, Citicorp Investment Services, Citigroup Global Markets, Inc., Citizens & Farmers Bank, Citizens Bank, Citizens Business Bank, City Bank, City Securities Corporation, Coastal Federal Credit Union, Coburn & Meredith, Inc., Colonial Bank, N.A., Colonial Brokerage, Inc., Comerica Bank, Comerica Securities, Commerce Bank, N.A., Commerce Brokerage Services, Inc., Commerce Capital Markets, Inc., Commercial & Savings Bank/Mllrsbrg, Commercial Federal Bank, Commonwealth Bank & Trust Co., Commonwealth Financial Network, Commonwealth Investment Services, Inc., Community Bank, Community Bank & Trust, Community Credit Union, Community Investment Services, Inc., Compass Bank, Compass Brokerage, Inc., Comprehensive Financial Services, Conservative Financial Services., Inc., Coordinated Capital Securities, Inc., Country Club Financial Services., Inc., Countrywide Bank, Countrywide Investment Services, Inc., Credit Union West, Crews & Associates, Inc., Crowell, Weedon & Co., Crown Capital Securities, LLP, CUE, Cullum & Burks Securities, Inc., Cumberland Brokerage Corp., Cuna Brokerage Services, Inc., Cuso Financial Services, LLP., CW Securities, LLC., D.A. Davidson & Company, Davenport & Company LLC., David A. Noyes & Company, David Lerner Associates, Inc., DaVinci Capital Management, Inc., Dawson James Securities, Inc., Delta Equity Services Corp., Delta Trust Investment, Inc., Deutsche Bank Securities, Inc., DeWaay Financial Network, DFCU Financial Federal Credit Union, Dilworth, Diversified Securities, Inc., Dominion Investor Services., Inc., Dorsey & Company, Inc., Dougherty & Company LLC., Dubuque Bank & Trust Co., Dumon Financial, Duncan-Williams, Inc., Dupaco Community Credit Union, Eagle Bank, Eagle One Financial, Eagle One Investments, LLC., Eastern Bank, Eastern Financial Florida Credit

Union, ECM Securities Corporation, EDI Financial, Inc., Edward Jones, Effex National Security, Eisner Securities, Inc., Emclaire Financial Corp., Emerson Equity, LLC., Empire Bank, Empire Financial Group, Inc., Empire Securities Corporation, Emporia State Bank & Trust Co., Ensemble Financial Services, Inc., EPlanning Securities, Inc., Equitable Bank, Equitas America, LLC, Equity Services, Inc., ESL Federal Credit Union, Essex Financial Services, Inc., Essex National Securities, Inc., Essex Securities, LLC., Evans National Bank, EVB, Evolve Securities, Inc., Excel Securities & Assoc., Inc., Fairport Capital, Inc., Fairwinds Credit Union, Farmers National Bank, Farmers National Bank/Canfield, Feltl & Company, Ferris/Baker Watts, FFP Securities, Inc., Fidelity Bank, Fidelity Brokerage Services., LLC., Fidelity Federal Bank & Trust, Fidelity Investments, Fifth Third Bank, Fifth Third Securities, FIMCO Securities Group, Inc., Financial Center Credit Union, Financial Network Investment Corp., Financial Partners Credit Union, Financial Planning Consultants, Financial Security Management, Inc., Financial West Group, Fintegra LLC., First Allied Securities, First America Bank, First American Bank, First Bank, First Brokerage America, First Citizens Bank, First Citizens Financial Plus, Inc., First Citizens Investor Services, First Command Financial Planning, First Commonwealth Bank, First Commonwealth Federal Credit Union, First Community Bank, First Community Bank, N.A., First Federal Bank, First Federal Savings & Loan of Charlston, First Financial Bank, First Financial Equity Corp., First Global Securities, Inc., First Harrison Bank, First Heartland Capital Inc., First Hope Bank, First Investment Services, First MidAmerica Investment Corp., First Midwest Bank, First Midwest Securities, First Montauk Securities, First National Bank, First National Investments Inc, First Niagara Bank, First Northern Bank of Dixon, First Place Bank, First Southeast Investment Services, First St. Louis Securities, Inc., First Tennessee Bank, First Tennessee Brokerage, Inc., First Wall Street Corporation, First Western Securities Inc., FirstMerit Securities, Inc., FiServ Investor Services, Inc., Flagstar Bank, FSB, Florida Investment Advisers, Flushing Savings Bank, FSB, FMN Capital Corporation, FNB Brokerage Services, Inc., FNIC F.I.D. Div., Folger Nolan Fleming Douglas, Foothill Securities, Inc., Foresters Equity Services, Inc., Fortune Financial Services, Founders Financial Securities, LLC., Fox and Company, Franklin Bank, Franklin/Templeton Dist., Inc., Freedom Financial, Inc., Fremont Bank, Frontier Bank, Frost Brokerage Services Inc., Frost National Bank, FSC Securities Corporation, FSIC, Fulcrum Securities, Inc., Gateway Bank and Trust Company, Geneos Wealth Management, Inc., Genworth Financial Securities Corp., GIA Financial Group, L.L.C., Girard Securities Inc., Global Brokerage Services, Gold Coast Securities, Inc., Golden One Credit Union, Great American Advisors, Inc., Great American Investors, Inc., Great Lakes Capital, Inc., Greenberg Financial Group, Gregory J Schwartz & Co., Inc., Gunnallen Financial, Inc., GWN Securities, Inc., H&R Block Financial Advisers, Inc., H. Beck, Inc., H.D.Vest Investment Services, Haas Financial Products, Inc., Hancock Bank, Hancock Investments Services, Harbor Financial Services, LLC., Harbour Investments, Inc., Harger and Company, Inc., Harold Dance Investments, Harris Investor Services, Inc., Harvest Capital LLC, Hawthorne Securities Corp., Hazard & Siegel, Inc., Hazlett, Burt & Watson, Inc., HBW Securities, LLC, HCSB, Heartland Investment Associates, Inc., Heim & Young Securities, Inc., Heim Young & Associates, Inc., Hibernia Investments, LLC, Hibernia National Bank, High Country Bank, High Ridge Insurance Services, Hilliard Lyons, HNB National Bank, Home Savings & Loan Company of Youngstown, Home Savings Bank, Horizon Bank, Hornor, Townsend & Kent, Inc., Horwitz & Associates, Inc., Howe Barnes Investments, Inc., HRC Investment Services, Inc., HSBC Bank USA, National Associates, HSBC International, HSBC Securities (USA) Inc., Huntingdon Securities Corp., Huntington Investment Co., Huntington National Bank, Huntington Valley Bank, Huntleigh Securities Corp., IBC Investments, IBN Financial Services, Inc., ICBA Financial Services Corp., IFG Network Securities, Inc., IFMG Securities, Inc., IMS Securities, Inc., Independent Financial Securities Inc., Independent Financial Group, LLC., Indiana Merchant Banking & Brokerage, Infinex Investment, Inc., Infinity Securities, Co., Inc., ING Financial Advisors, LLC, ING Financial Partners, Innovative Solutions, Integrated Financial Inc., Intercarolina Financial Services, Inc., Interpacific Investor Services, InterSecurities, Inc., INTRUST Bank, NA., Intrust Brokerage Inc., Invesmart Securities, LLC., INVEST Financial Corporation, Investacorp, Inc., Investment Center, Inc., Investment Centers of America, Investment Management Corp., Investment Network, Inc., Investment Planners, Inc., Investment Professionals, Inc., Investment Security Corp., Investors Capital Corp., Investors Resources Group, Inc., Iowa State Bank, ISG Equity Sales Corporation, J.B. Hanauer & Co., J.J.B Hilliard, W.L.Lyons LLC., J.P. Turner & Co., J.W. Cole Financial, Inc., Jack V Butterfield Investment Co., Jackson Securities, LLC., Jacksonville Savings Bank, James C. Butterfield, Inc., Janney Montgomery Scott, Inc., Jefferson Pilot Securities Corp., Jesup & Lamont Securities Corp., JHW Financial Services, Inc., JHW Securities, JJB Hilliard/WL Lyons, Inc., Jones Bains Sides Investments Group, Joseph James Financial Services, Kalos Capital, Inc., Kaplan & Co., Securities Inc., KCD Financial, Inc., Keesler Federal Credit Union, Kern National Federal Credit Union, Kern Schools Federal Credit Union, Key Bank, Key Investment Services, LLC., Key Investor Services, KeyBank, NA., KeyPoint Credit Union, Kinecta Credit Union, Kirkwood Bank & Trust Co., KleinBank, KMS Financial Services, Inc., Kovack Securities, Inc., L.F. Financial, LLC., L.M. Kohn & Company, LaBrunerie Financial Services, Inc., Lake Area Bank, Lake Community Bank, Landmark Credit Union, Lara, Shull & May, LTD., LaSalle Financial Services, Inc., LaSalle Street Securities, Inc., Lawrence Jorgenson, Legacy Asset Securities, Inc., Legacy Financial Services, Inc., Legend Equities Corporation, Legends Bank, Legg Mason/ Citigroup Global Market, Leigh Baldwin & Co., LLC., Leonard & Company, Lesko Securities Inc., Leumi Investment Services, Inc., Lexington

Investment Co., Inc., LFA, Liberty Group, LLC., Liberty Securities Corporation, Lifemark Securities Corp., Lincoln Financial Advisors Corp., Lincoln Investment Planning, Inc., Linsco/Private Ledger, LOC Federal Credit Union, Lockheed Federal Credit Union, Lombard Securities, Inc., Long Island Financial Group, Lord, Abbett & Co., Lowell & Company, Inc., LPL Financial, M Holdings Securities, Inc., M&I Bank, M&I Brokerage Services, Inc., M&I Financial Advisors, Inc., M&T Bank, M&T Securities, Inc., M. Griffith, Inc., M.L. Stern & Co. Inc., Madison Avenue Securities, Inc., Madison Bank & Trust, Main Street Securities, LLC., Manarin Securities Corp., Manna Financial Services Corp., Mascoma Savings Bank, Mass Institute of Technology Credit Union, Mass Mutual, Maxim Group LLC., McGinn, Smith & Co., Inc., McNally Financial Services Corp.; Means Investment Co., Inc., Medallion Equities, Inc., Medallion Investment Services Inc., Mercantile Bank, Mercantile Brokerage Services Inc., Mercantile Trust & Savings Bank, Merrill Lynch Inc., Merrimac Corporate Securities, Inc., Mesirow Financial, Inc., MetLife Securities, Inc., MFS Fund Distributors, Inc., MICG Investment Management, Michigan Catholic Credit Union, Michigan Securities, Inc., Mid Atlantic Capital Corp., MidAmerica Financial Services Inc., Mid-Atlantic Securities, Inc., Midwestern Sec Trading CO, LLC., Milkie/Ferguson Investments, Mission Federal Credit Union, MMC Securities Corp., MML Investor Services, Inc., Moloney Securities Co., Inc., Money Concepts Capital Corp, Money Management Advisory Inc., Moors & Cabot, Inc., Morgan Keegan & Co., Inc., Morgan Peabody, Inc., Morgan Stanley & Co., Inc., MSCS Financial Services, LLC., MTL Equity Products, Inc., Multi-Financial Securities Corp., Multiple Financial Services., Inc., Mutual Funds Assoc., Inc., Mutual Securities, Inc., Mutual Service Corp., NatCity Investments, National Bank & Trust, National City Bank of Midwest, National Financial Services Corp., National Investors Services, National Pension & Group Consultant, National Planning Corporation, National Securities Corp., Nations Financial Group, Inc., Nationwide Investment Service Corp., Navy Federal Brokerage Services, Navy Federal Credit Union, NBC Financial Services, NBC Securities, Inc., NBT Bank, Neidiger, Tucker, Bruner, Inc., Nelson Securities, Inc., Networth Strategic, New England Securities Corp., New Horizon Asset Management Group, LLC., NewAlliance Bank, NewAlliance Investments, Inc., Newbridge Securities Corp., Nexity Financial Services, Inc., Next Financial Group, NFB Investment Services Corp., NFP Securities, Inc., NIA Securities, LLC., Nodaway Valley Bank, Nollenberger Capital Partners, North Ridge Securities Corp., Northeast Securities, Inc., Northern Trust Company, Northern Trust Securities, Inc., Northridge Capital Corp., Northwestern Mutual Investment Services, Inc., Nutmeg Securities, Ltd., NYLIFE Securities Inc., O.N. Equity Sales Co., Oak Tree Securities, Inc., Oakbrook Financial Group, Inc., Oberlin Financial Corporation, OFG Financial Services, Inc., Ogilvie Security Advisors Corp., Ohio National Equities, Inc., O'Keefe Shaw & Company, Old National Bank, ON Equity Sales Co., OneAmerica Securities Inc., Oppenheimer and Co., Inc., Orange County Teachers Federal Credit Union, P & A Financial Sec's Inc., Pacific Cascade Federal Credit Union, Pacific Financial Assoc., Pacific West Securities, Inc., Packerland Brokerage Services, Inc., Paragon Bank & Trust, Park Avenue Securities, Parsonex Securities, Inc., Partnervest Securities, Inc., Patapsco Bank, Patelco Credit Union, Paulson Investment Company Inc., Peachtree Capital Corporation, Penn Plaza Brokerage, Pension Planners Securities Inc., Pentagon Federal Credit Union, Peoples Bank, Peoples Community Bank, Peoples Securities, Inc., Peoples United Bank, PFIC Securities Corp, Pillar Financial Services, Pimco Funds, PlanMember Securities Corp., PMK Securities & Research Inc., PNC Bank Corp., PNC Investments LLC., Premier America Credit Union, Prime Capital Services, Inc., PrimeSolutions Securities, Inc, PrimeVest Financial Services, Princor Financial Service Corp., ProEquities, Inc., Professional Asset Management, Inc., Prospera Financial Services, Protected Investors of America, Provident Bank, Provident Savings Bank, F.S.B., Pruco Securities Corp., Purshe, Kaplin & Sterling, Putnam Investments, Putnam Savings Bank, QA3 Financial Corp., Quest Capital Strategies, Inc., Quest Securities, Inc., Quest Tar, Questar Capital Corp., R.M. Stark & Co., Raymond James & Associates, Inc., Raymond James Financial Services, Inc., RBC Capital Markets Corp., RBC Centura Bank, RBC Centura Securities, Inc., RBC Dain Rauscher Inc., Regal Discount Securities, Inc., Regal Securities, Inc., Regency Securities Inc., Regions Bank, Reliance Securities, LLC., Resource Horizons Group, LLC., R-G Crown Bank, Rhodes Securities, Inc., Rice Pontes Capital, Inc., Ridgeway & Conger, Inc., River City Bank, RiverStone Wealth Management, Inc., RNR Securities LLC., Robert B. Ausdal & Co., Inc., Robert W. Baird & Co. Inc., Robinson & Robinson, Inc., Rogan & Associates, Inc., Rogan, Rosenberg & Assoc., Inc., Rothschild Investment Corp., Royal Alliance Associates, Inc., Royal Securities Company, Rushmore Securities Corp., Rydex Distributors, Inc., S F Police Credit Union, S.C. Parker & Co., Inc., Sage, Rutty & Co., Inc., Sammons Securities Company LLC., San Mateo County Employees Credit Union, Sanders Morris Harris Inc., Sandy Spring Bank, Sawtooth Securities, LLC., Saxony Securities, Inc., SCF Securities, Inc., School Employees Credit Union, Scott & Stringfellow, Inc., Seacoast Investor Services Inc., Seacoast National Bank, Securian Financial Services, Securities America, Inc., Securities Equity Group, Securities Service Network, Inc., Security Service Federal Credit Union, Shields & Company, Sicor Securities Inc., Sigma Financial Corporation, Signator Investors Inc., Signature Bank, Signature Financial Group, Inc., Signature Securities Group, SII Investments, Silicone Valley Securities, SMH Capital, Smith Barney, Smith Barney Bank Advisor, Smith Hayes Financial Services Corp., Sorrento Pacific Financial LLC., Source Capital Group, Inc., South Carolina Bank & Trust, South Valley Bank & Trust, South Valley Wealth Management, Southeast Investments NA Inc., Southern MO Bank of Marshfield, SouthTrust Securities, Inc., Southwest Securities, Inc., Sovereign Bank, Space Coast Credit

Union, Spectrum Capital, Inc., Spelman & Co., Inc., Spire Securities, LLC., Stanford Group Company, Stephen A. Kohn & Associates, Stephens, Inc., Sterling Savings Bank, Sterne Agee & Leach, Inc., Stifel, Nicolaus & Co., Inc., Stock Depot Inc, Stockcross, Inc., Stofan, Agazzi & Company, Inc., Strand Atkinson Williams York, Strategic Alliance Corp., Strategic Financial Alliance, Summit Bank, Summit Brokerage Services Inc., Summit Equities, Inc., Summitalliance Securities, LLC., SunAmerica, Sunset Financial Services, Inc., SunTrust Investment Services, Inc., Superior Bank, Surrey Bank & Trust, Susquehanna Bank, SWBC Investment Company, SWS Financial Services, Symetra Investment Services Inc., Synergy Investment Group, Synovus Securities, T.J. Raney & Sons, Inc., Taylor Securities, Inc., TD Bancnorth, National Assoc., TD Waterhouse Investor Services, Inc., Technology Credit Union, Telesis Community Credit Union, Telhio Credit Union, TFS Securities, Inc., The Advisors Group, Inc., The Capital Group Sec. Inc., The Concord Equity Group, LLC., The Golden 1 Credit Union, The Huntington Investment Co., The Huntington Investment Company, The Legend Gray, Thomasville National Bank, Thoroughbred Financial Services, LLC., Thrasher & Company, Thrivent Investment Management, Inc., Thurston, Springer, Miller, Her, TierOne Bank, TimeCapital Securities Corp., Tower Square Securities, Inc., TradeStar Investments, Inc., Transamerica Financial Advisor, TransWest Credit Union, Tri Counties Bank, Triad Advisors, Inc., Tri-County Financial Group, Inc., Triequa Capital Corporation, Triune Capital Advisors, Troy Bank & Trust, Trustmark National Bank, Trustmont Financial Group Inc., U.S Bank, UBS Financial Services, Inc., UBS International; UBS Private Banking, UMB Bank, UMB Financial Services, Inc., UMB Scout Brokerage Services, Union Bank, Union Bank & Trust, Union Bank Company, Union Bank of California, N.A., Union Bank of Chandler, Union Capital Company, Union Savings Bank, UnionBanc Investment Services, United Bank, Inc., United Brokerage Services, Inc., United Community Bank, United Financial Group, United Planners Financial Services of America, United Securities Alliance Inc., Univest Investments, Inc., US Alliance Credit Union, US Bancorp Investments, US Bank, N.A., USA Financial Securities Corp., USAllianz Securities, Inc., USI Securities, UVest Financial Services, V.B.C. Securities, VALIC Financial Advisors, Inc., ValMark Securities, Van Kampen Investments, Inc., VanDerbilt Securities, LLC., Veritrust Financial, LLC., VFinance Investments, Inc., Vinson Assoc., Vision Bank, Vision Invstmnt Services, Inc., Vision Securities, Inc., Vorpahl Wing Securities, VSR Financial Services, Inc., VYstar Credit Union, Waccamaw Bank, Wachovia Bank, Wachovia Securities Inc. Financial Network, Wachovia Securities ISG, Wachovia Securities LLC., Waddell & Reed, Inc., Wakulla Bank, Wald Group, Wall Street Electronica, Inc., Wall Street Financial Group, Walnut Street Securities, Inc., WAMU, WaMu Investments, Inc., Washington Mutual, Wasserman & Associates, Waterstone Financial Group, Wayne Hummer Investments LLC., Wayne Savings Community Bank, Wealth Management Services, Webster Bank, Webster Investments, Wedbush Morgan Securities Inc., Weitzel Financial Services Inc., Wells Fargo Investments, Wells Fargo Securities Independent, Wells Federal Bank, Wellstone Securities, LLC., WesBanco Bank, Inc., WesBanco Securities, Inc., Wescom Credit Union, Wescom Financial Services, West Alabama Bank & Trust, West Coast Bank, Westamerica Bank, Western Federal Credit Union, Western International Securities, Westfield Bakerink Brozak LLC., Westminster Financial Investment, Westminster Financial Securities, Inc., Westport Securities, L.L.C., WFG Securities Corp., Whitney National Bank, Whitney Securities, LLC., Wilbank Securities, Wiley Bros.-Aintree Capital, William C. Burnside & Company, Wilmington Brokerage Services, Wilmington Trust Co., Windsor Securities, Inc., WM Financial Services, Inc., Woodbury Financial Services, Inc., Woodforest National Bank, Woodlands Securities Corp., Woodmen Financial Services Inc., Woodstock Financial Group, Inc., Workman Securities Corp., World Equity Group Inc., World Group Securities, Inc., Worth Financial Group, Inc., WRP Investments, Inc., Wunderlich Securities Inc., XCU Capital Corp., Inc., Xerox Credit Union, Zeigler Investment Services.

   PRINCIPAL UNDERWRITER                                                                                                    HARTFORD
   Hartford Securities Distribution Company, Inc. (HSD)                                                               LIFE INSURANCE
   Hartford Plaza, Hartford, CT 06115                                                                                        COMPANY
   INSURER                                                                                     THE GENERAL ACCOUNT OPTION PROSPECTUS
   Hartford Life Insurance Company                                                            under Group Variable Annuity Contracts
   Executive Offices: P.O. Box 1583
   Hartford, CT 06144-1583
                                                                                                                         May 1, 2009
                                                                         [THE HARTFORD LOGO]
   HV-1928-21
   HARTFORD LIFE INSURANCE COMPANY
   P.O. BOX 1583, HARTFORD, CT 06144-1583

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees (previously registered)                                 $4,500
Cost of printing and engraving                                            $5,000
Legal fees                                                               $10,000
Accounting fees                                                           $6,000
Mailing fees                                                              $1,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 33-776 of the Connecticut General Statutes states that: "a corporation may provide indemnification of, or advance expenses to, a director, officer, employee or agent only as permitted by sections 33-770 to 33-779, inclusive."

     ARTICLE VIII, Section 1(a) of the By-laws of the Registrant (as amended and restated effective July 25, 2000) provides that the Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who was or is a director or officer of the Corporation and who was or is threatened to be made a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (each, a Proceeding"), by reason of the fact that such a person was or is a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article VIII is hereinafter called an "Indemnitee". Until such final determination is made such former or present director or officer shall be a "Potential Indemnitee" for purposes of this Article VIII. Notwithstanding the foregoing provisions of this Section 1(a), the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 5(d)); provided however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 5(d)) has occurred.

     Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

NUMBER                     DESCRIPTION                                   METHOD OF FILING
----------------------------------------------------------------------------------------------------------
         1  Underwriting Agreement                      Incorporated by reference to the Registration
                                                        Statement File No. 333-151805, dated October 30,
                                                        2008.
         4  Group Annuity Contract                      Incorporated by reference to the Registration
                                                        Statement File No. 33-17324, dated May 1, 1995.
         5  Opinion re: Legality                        Filed herewith.
        15  Letter of Awareness of Deloitte & Touche    Filed herewith.
            LLP
     23(a)  Legal Consent                               Filed herewith as Exhibit 5.
     23(b)  Consent of Deloitte & Touche LLP.           Filed herewith.
     99(a)  Copy of Power of Attorney                   Filed herewith.

ITEM 17.  UNDERTAKINGS.

       (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and
              (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

              i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, each prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              i. any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

              ii. any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

              iii. any portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

              iv. any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

       (b) The undersigned Registrant hereby undertakes to, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
           Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person of the Depositor in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Depositor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this Registration Statement to be signed on its behalf, in the Town of Simsbury, and State of Connecticut on this 1st day of May, 2009.

HARTFORD LIFE INSURANCE COMPANY
(Registrant)

By:    John C. Walters                      *By:   /s/ Shane Daly
       -----------------------------------         -----------------------------------
       John C. Walters,                            Shane Daly
       Chief Executive Officer,                    Attorney-in-Fact
       President and Chairman of the
       Board*

HARTFORD LIFE INSURANCE COMPANY
(Depositor)

By:    John C. Walters
       -----------------------------------
       John C. Walters,
       Chief Executive Officer,
       President and Chairman of the
       Board*

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacity and on the date indicated.

Glenn D. Lammey, Chief Financial Officer, Executive Vice
 President, Director*
Gregory McGreevey, Executive Vice President
 and Chief Financial Officer, Director*
Ernest M. McNeill, Jr., Chief Accounting Officer,
 Senior Vice President*
John C. Walters, Chief Executive Officer,
 President and Chairman of the Board*                              *By:   /s/ Shane Daly
                                                                          -----------------------------------
                                                                          Shane Daly
                                                                          Attorney-in-Fact
                                                                   Date:  May 1, 2009

333-133701

                                 EXHIBIT INDEX

        5  Opinion and Consent of Christopher M. Grinnell, Assistant General Counsel and Assistant Vice President
           regarding legality of securities to be issued.
       15  Letter of Awareness of Deloitte & Touche LLP.
    23(a)  Legal Consent filed as Exhibit 5.
    23(b)  Consent of Deloitte & Touche LLP.
    99(a)  Copy of Power of Attorney.